Exhibit 99.1

PennyMac Mortgage Investment Trust Reports

Second Quarter 2026 Results

WESTLAKE VILLAGE, Calif. – July 29, 2026 – PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income attributable to common shareholders of $20 million, or $0.23 per common share on net investment income of $73 million for the second quarter of 2026.

CEO Commentary

“PMT generated net income attributable to common shareholders of $20 million in the second quarter, or $0.23 per diluted share, representing an annualized return on common equity of 6%,” said Chairman and CEO David Spector. “We are moving to strengthen the overall earnings power of our portfolio. During the quarter, we closed six securitizations totaling $2.2 billion in unpaid principal balance, which generated $120 million of net new investments in non-Agency subordinate bonds.”

Mr. Spector continued, “Given the success we are seeing in our private label securitization program, we are shifting equity allocation towards those more accretive credit opportunities. In June, we took the initial steps in what we believe will be a series of actions to reduce our exposure to mortgage servicing rights (MSRs), agreeing to sell $13 billion in unpaid principal balance (UPB) of MSRs and electing to stop Agency-eligible loan acquisitions in our correspondent channel. These initial actions unlock capital from our MSR portfolio to redeploy into organically-created credit investments with return potential in the low-to-mid teens. We expect this realignment of our balance sheet will bolster PMT’s return profile to deliver attractive total returns over the long term.”

The table below highlights key financial performance metrics:

($ in millions except for per share metrics)	2Q26	1Q26	2Q25	Q/Q	Y/Y
Net investment income	73	82	70	(11)%	4%
Net income (loss) attributable to common shareholders	20	14	(3)	45%	N/M
Diluted earnings (loss) per common share	$0.23	$0.16	$(0.04)	44%	N/M
Annualized return on common equity (ROE)(1)	6%	4%	(1)%	44%	N/M
Book value per share (at period end)	$14.83	$14.98	$15.00	(1)%	(1)%
Dividends declared per common share	$0.40	$0.40	$0.40	—	—

(1)	Return on average common equity is calculated based on net income attributable to common shareholders as a percentage of monthly average common equity during the quarter

Business Highlights

•

Acquired $2.6 billion in UPB of loans through correspondent production activities, down 8% from the prior quarter and 17% from the second quarter of 2025; beginning in June, PMT elected to stop acquiring Agency-eligible conventional loans through correspondent production but will continue acquiring 100% of all non-Agency loans

•	Acquired $2.2 billion in UPB of loans from PFSI production for inclusion in private label securitizations, up 44% from the prior quarter and 123% from the second quarter of 2025

•	Closed three Agency-eligible investor loan securitizations, one jumbo loan securitization, and two Agency-eligible owner occupied loan securitizations with a combined UPB of $2.2 billion

•	Generated $120 million of net new investments in non-Agency subordinate bonds[1]

•	Purchased $486 million of Agency floating-rate mortgage-backed securities (MBS)

[1]

We consolidate the assets and liabilities of the trust that issued the subordinate and senior bonds; accordingly, these investments are shown as Loans held for investment at fair value and Asset-backed financing of variable interest entities at fair value on our consolidated balance sheets

Notable Activity After Quarter End

•

Completed one jumbo loan securitization and one Agency-eligible owner-occupied loan securitization with a combined UPB of $692 million, generating $36 million of net new investments in non-Agency subordinate bonds[2]

•	Entered into an agreement to sell $13 billion in UPB of low-coupon Agency MSRs with an expected close at the end of August

Credit Sensitive Strategies Segment

The table below highlights key operating metrics and financial performance in the credit sensitive strategies segment:

($ in millions)	2Q26	1Q26	2Q25	Q/Q	Y/Y
Organically-created CRT investments (at period end)
Fair value	938	962	1,049	(2)%	(11)%
Underlying UPB	18,090	18,716	20,356	(3)%	(11)%
Fair value of subordinate MBS held in VIE from PMT private label securitizations (at period end)	853	735	274	16%	211%
Profitability
Income excluding market-driven value changes	12	12	14	4%	(15)%
Market-driven value changes(1)	(1)	5	7	N/M	N/M

Total income contribution	11	17	22	(32)%	(49)%
Weighted average equity allocated	411	390	450	5%	(9)%
Annualized ROE	11%	17%	19%	(6)%	(8)%

May not sum due to rounding

(1)

Categorization of market-driven value changes or non-recurring impacts are based on management assessment; income excluding market-driven value changes does not represent REIT taxable income and is a non-GAAP figure

PMT’s organically created CRT investments totaled $938 million in fair value at June 30, 2026 with an underlying UPB of $18.1 billion, both down from prior periods due to runoff. The fair value of subordinate bond investments from private label securitizations totaled $853 million at quarter end, up 16% from the end of the prior quarter and 211% from June 30, 2025 as we continue to deploy capital towards these investments.

Pretax income for the segment was $11 million, or an 11% annualized return on equity. Income excluding market-driven value changes was $12 million, essentially unchanged from the prior quarter.

The contribution to pretax income from organically-created CRT investments was $6 million, down from $10 million in the prior quarter. The decline was primarily due to valuation-related declines of $1 million versus valuation-related gains of $3 million in the prior quarter. The contribution to pretax income from subordinate bonds from PMT private label securitizations was $5 million, down from $6 million in the prior quarter primarily due to lower valuation-related gains.

[2]

We consolidate the assets and liabilities of the trust that issued the subordinate and senior bonds; accordingly, these investments are shown as Loans held for investment at fair value and Asset-backed financing of variable interest entities at fair value on our consolidated balance sheets

Interest Rate Sensitive Strategies Segment

The table below highlights key operating metrics and financial performance in the interest rate sensitive strategies segment:

($ in millions)	2Q26	1Q26	2Q25	Q/Q	Y/Y
MSR Portfolio (at period end)
Fair value	3,576	3,624	3,739	(1)%	(4)%
Unpaid principal balance (UPB)	208,427	212,199	221,632	(2)%	(6)%
Fair value of MBS portfolio (at period end)	4,076	3,766	3,967	8%	3%
Fair value of senior MBS held in VIE from PMT private label securitizations (at period end)	84	94	56	(11)%	51%
Profitability
Income excluding market-driven value changes	20	12	24	71%	(17)%
Market-driven value changes(1)	(11)	(4)	(29)	N/M	N/M

Total income contribution	9	8	(5)	13%	284%
Weighted average equity allocated	1,187	1,198	1,113	(1)%	7%
Annualized ROE	3%	3%	(2)%	0%	5%

May not sum due to rounding

(1)

Categorization of market-driven value changes or non-recurring impacts are based on management assessment; income excluding market-driven value changes does not represent REIT taxable income and is a non-GAAP figure

The fair value of PMT’s MSR asset was $3.6 billion at quarter end with $208 billion in UPB of underlying loans, both down slightly from the end of the prior quarter due to runoff. The fair value of the MBS portfolio was $4.1 billion, up from $3.8 billion at the end of the prior quarter primarily due to $486 million in new MBS purchases.

Pretax income for the segment was $9 million, compared to $8 million in the prior quarter and pretax loss of $5 million in the second quarter of 2025. Pretax income in the quarter was driven by $20 million of income excluding market-driven value changes, partially offset by $11 million of market-driven losses.

Net loan servicing fees were $40 million, compared to $84 million in the prior quarter. Net loan servicing fees included contractually specified servicing fees and other fees of $149 million, down slightly from the prior quarter, reduced by $100 million in realization of MSR cash flows, which was also down slightly from the prior quarter due to lower expectations for prepayments in the future due to higher interest rates. Net loan servicing fees also included $19 million in fair value gains on MSRs, $33 million in hedging losses, and $5 million of MSR recapture income.

Net gains on investments for the segment were $12 million, primarily from senior bonds held for investment from PMT private label securitizations.

Net interest expense for the segment was $20 million versus $13 million in the prior quarter. Interest income totaled $237 million, up from $215 million in the prior quarter primarily due to increased income from custodial deposits and a higher amount of retained investments from private label securitizations. Similarly, interest expense was $257 million, up from $228 million in the prior quarter due to higher financing balances, which includes additional non-recourse asset-backed financing resulting from securitization activity.

Segment expenses, primarily subservicing fees paid to PFSI, were $23 million, down slightly from the prior quarter.

Aggregation and Securitization Segment

The table below highlights the financial performance in the aggregation and securitization segment:

($ in millions)	2Q26	1Q26	2Q25	Q/Q	Y/Y
Correspondent Production Volume (UPB)
Conventional Conforming	1,371	2,062	2,740	(34)%	(50)%
Jumbo	918	647	346	42%	165%
Non-QM	276	88	0	212%	—

Total	2,565	2,797	3,086	(8)%	(17)%
UPB of loans acquired from PFSI production	2,224	1,540	996	44%	123%
Total UPB of loans acquired	4,789	4,336	4,082	10%	17%
Profitability
Total income contribution	11	16	14	(32)%	(19)%
Weighted average equity allocated	215	201	185	7%	16%
Annualized ROE	21%	33%	30%	(12)%	(9)%

May not sum due to rounding

PMT purchased a total of $2.6 billion in UPB of conventional conforming and nonconforming loans through its purchase agreement that PFSI acquired from correspondent sellers, down 8% from the prior quarter. PMT acquired 15% of total conventional conforming correspondent production, down from 18% in the prior quarter. Beginning in June, PMT elected to stop acquiring Agency-eligible conventional correspondent loans while retaining 100% of all non-Agency loan volume. PMT also acquired $2.2 billion in UPB of loans from PFSI’s production for inclusion in private label securitizations, up from $1.5 billion in the prior quarter.

Pretax income for the segment was $11 million in the second quarter, down from $16 million in the prior quarter.

Segment revenues were $29 million and included net gains on loans acquired for sale of $15 million, net interest income of $11 million, and other income of $2 million, which primarily consists of volume-based origination fees. Net gains on loans acquired for sale declined from the prior quarter primarily due to lower volumes. Interest income was $43 million, up slightly from $40 million in the prior quarter, and interest expense was $32 million, unchanged from the prior quarter.

Segment expenses were $17 million, unchanged from the prior quarter.

Corporate and Other

Pretax loss for the quarter was $15 million, up slightly from the prior quarter.

Corporate revenues were zero, compared to $1 million in the prior quarter.

Corporate expenses were $15 million, unchanged from the prior quarter.

Taxes

PMT recorded a tax benefit of $14.1 million in the second quarter, driven primarily by hedging losses in its taxable REIT subsidiary.

***

Management’s slide presentation and accompanying materials will be available in the Investor Relations section of the Company’s website at pmt.pennymac.com after the market closes on Wednesday, July 29, 2026. Management will also host a conference call and live audio webcast at 6:00 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pmt.pennymac.com and a replay will be available shortly after its conclusion. Individuals who are unable to access the website but would like to receive a copy of the materials should contact the Company’s Investor Relations department at 818.224.7028.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets. PMT is externally managed by PNMAC Capital Management, LLC, a wholly-owned subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI). Additional information about PennyMac Mortgage Investment Trust is available at pmt.pennymac.com.

Media	Investors
Kristyn Clark	Isaac Garden
mediarelations@pennymac.com	investorrelations@pennymac.com
805.395.9943	818.224.7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in macroeconomic, consumer and real estate market conditions; changes in housing prices, housing sales and real estate values; rising homeownership costs negatively impacting housing affordability; compliance with changing federal, state and local laws and regulations that govern its business; the general economy or the real estate finance and real estate markets; events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets; the degree and nature of the Company’s competition; the availability of, and level of competition for, attractive risk adjusted investment opportunities in mortgage loans and mortgage related assets that satisfy the Company’s investment objectives; the concentration of credit risks to which the Company is exposed; the Company’s dependence on and potential conflicts with its manager, servicer and their affiliates; the Company’s ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; the development of artificial intelligence; the availability, terms and deployment of short term and long term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its financing and the interest rates and maturities of its assets; the timing and amount of cash flows, if any, from the Company’s investments; the Company’s engagement in private loan securitizations; the Company’s substantial amount of indebtedness; the performance, financial condition and liquidity of borrowers; the Company’s exposure to risks of loss and disruptions in operations from severe weather events, man-made or other natural conditions, including climate change and pandemics; the ability of the Company’s servicer, which also provides the Company with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of the Company’s customers and counterparties; the Company’s indemnification and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’s ownership and rights in the assets in which it invests; increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage backed securities or other investments in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage backed securities or relating to the Company’s mortgage servicing rights and other investments; risks associated with the discontinuation of LIBOR; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the accuracy or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations; the Company’s ability to maintain appropriate internal control over financial reporting; the Company’s ability to detect misconduct and fraud; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market; regulatory or other changes that impact government agencies or government sponsored entities, or such changes that increase the cost of doing business with such agencies or entities; federal and state mortgage regulations and enforcement; changes in government support of homeownership and affordability programs; changes in the Company’s investment objectives or investment or operational strategies; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes; changes in governmental regulations, accounting treatment, tax rates and similar matters; the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

This release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as income excluding market driven value changes and leverage ratios that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosures have limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

Consolidated Statements of Income

($ in millions, except per share amounts)

	2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Revenue
Net gains on loans acquired for sale	15	23	7	15	18	(14)%
Loan origination fees	2	2	3	3	3	(35)%
Net gain (loss) on investments and financings	22	(23)	53	64	34	(34)%
Contractually specified servicing and other fees	149	151	155	156	158	(6)%
Realization of MSR cash flows	(100)	(107)	(104)	(89)	(98)	3%
Changes in fair value of MSRs due to changes in fair value inputs	19	46	26	(27)	23	N/M
Hedging results	(33)	(12)	(45)	(27)	(61)	N/M
From PFSI--MSR recapture income	5	6	4	3	1	230%

Net loan servicing fees	40	84	37	15	24	67%
Interest income	304	276	248	230	196	55%
Interest expense	(311)	(280)	(255)	(228)	(205)	52%

Net interest income (expense)	(7)	(4)	(6)	2	(9)	(18)%
Other income	(0)	(0)	0	0	0	N/M

Net investment income	73	82	94	99	70	4%
Expenses
Loan fulfillment fees	5	6	7	6	6	(14)%
Loan servicing fees	20	20	20	21	22	(9)%
Management fees	7	7	7	7	7	(1)%
Loan collection and liquidation	2	2	2	2	2	(30)%
Professional services	12	14	14	9	8	39%
Compensation	3	3	3	3	3	20%
Loan origination	0	0	0	1	1	(98)%
Safekeeping	1	1	1	1	1	(24)%
Other expenses	7	3	3	3	3	100%

Total expenses	56	55	57	52	53	5%
Pretax income	17	27	36	47	17	(1)%
Provision for (benefit from) income taxes	(14)	2	(16)	(11)	9	N/M

Net income (loss)	31	25	52	58	8	N/M

Dividends on preferred shares	10	10	10	10	10	0%

Net income (loss) attributable to common shareholders	20	14	42	48	(3)	N/M

Weighted average shares outstanding
Basic	87.2	87.1	87.0	87.0	87.0	0%
Diluted	87.2	87.1	87.0	87.0	87.0	0%
Earnings per share (EPS)
Basic EPS	$0.23	$0.16	$0.48	$0.55	$(0.04)	N/M
Diluted EPS	$0.23	$0.16	$0.48	$0.55	$(0.04)	N/M
Dividends declared per common share	$0.40	$0.40	$0.40	$0.40	$0.40	0%

May not sum due to rounding

Credit Sensitive Strategies Segment Profitability and Key Metrics

($ in millions)

Credit Sensitive Strategies Segment Contribution to Pretax Income

	2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Mortgage-backed securities	(0)	0	0	(1)	1	N/M
Loans at fair value	0	2	9	5	(1)	N/M
CRT investments	10	14	16	14	20	(52)%

Net gains on investments and financings	10	16	25	18	20	(50)%
Interest income	22	19	18	21	21	3%
Interest expense	(20)	(19)	(19)	(20)	(19)	7%

Net interest income (expense)	1	1	(1)	1	2	(32)%
Net investment income	11	17	24	19	22	(48)%
Loan servicing expenses	0	0	0	0	0	N/M
Loan collection and liquidation	0	0	0	0	0	N/M
Other expenses	0	0	0	0	0	N/M

Total expenses	0	0	0	0	0	N/M
Pretax income (loss)	11	16	24	19	22	(48)%
Weighted average equity allocated	411	390	354	430	450	(9)%
Annualized ROE	11%	17%	27%	17%	19%	(8)%

May not sum due to rounding

Credit Sensitive Strategies Segment Key Metrics

	2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Organically-created CRT investments (at period end)
Fair value	938	962	998	1,019	1,049	(11)%
Underlying UPB	18,090	18,716	19,518	19,937	20,356	(11)%
60+ day delinquency rate	1.2%	1.4%	1.5%	1.5%	1.3%	(0.0)%
Weighted average current LTV	45.4%	46.4%	46.2%	46.0%	43.4%	2.0%
Private Label Securitization Activity(1)
Fair value of subordinate MBS held in VIE from PMT private label securitizations (at period end)	853	735	546	361	274	211%
Securitizations completed	6	8	8	4	4	50%
UPB of securitizations completed	2,182	2,838	2,796	1,472	1,385	58%
Retained credit sensitive investments	120	189	184	84	87	38%
Retained interest rate sensitive investments	0	12	0	50	66	N/M

May not sum due to rounding

(1)

Although private label securitization activity is shown as part of the Credit Sensitive Strategies here, certain investments from PMT private label securitizations such as retained senior and mezzanine bonds or MSRs held in VIEs are part of the Interest Rate Sensitive Strategies

Interest Rate Sensitive Strategies Segment Profitability and Key Metrics

($ in millions)

Interest Rate Sensitive Strategies Segment Contribution to Pretax Income

	2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Mortgage-backed securities	0	(33)	31	38	14	N/M
Loans at fair value	12	(6)	(3)	8	(0)	N/M

Net gains on investments and financings	12	(39)	28	47	14	(11)%
Servicing and other fees	149	151	155	156	158	(6)%
Realization of MSR cash flows	(100)	(107)	(104)	(89)	(98)	3%
Changes in fair value of MSRs due to changes in fair value inputs	19	46	26	(27)	23	N/M
Hedging results	(33)	(12)	(45)	(27)	(61)	N/M
From PFSI--MSR recapture income	5	6	4	3	1	230%

Net loan servicing fees	40	84	37	15	24	67%
Interest income	237	215	189	174	137	72%
Interest expense	(257)	(228)	(201)	(179)	(155)	66%

Net interest income (expense)	(20)	(13)	(12)	(5)	(17)	17%
Net investment income	32	31	53	57	21	56%
Loan servicing expenses	20	20	20	21	22	(9)%
Loan collection and liquidation	2	2	2	1	2	N/M
Safekeeping	1	1	1	1	1	N/M
Other expenses	1	1	1	1	0	N/M

Total expenses	23	24	24	24	26	(9)%
Pretax income (loss)	9	8	28	32	(5)	N/M
Weighted average equity allocated	1,187	1,198	1,189	1,154	1,113	7%
Annualized ROE	3%	3%	10%	11%	(2)%	5%

May not sum due to rounding

Interest Rate Sensitive Strategies Segment Key Metrics

	2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
MSR Portfolio (at period end)
Underlying UPB(1)	208,427	212,199	215,782	218,799	221,632	(6)%
Fair value	3,576	3,624	3,645	3,669	3,739	(4)%
Weighted average coupon	3.9%	3.9%	3.9%	3.9%	3.9%	—
Weighted average servicing fee	0.28%	0.28%	0.28%	0.28%	0.27%	0.01%
MSR multiple	6.2x	6.2x	6.1x	6.1x	6.1x	0.1x
Fair value of MBS portfolio (at period end)	4,076	3,766	4,453	4,609	3,967	3%
Fair value of senior MBS held in VIE from PMT private label securitizations (at period end)	84	94	93	103	56	51%

(1)	Owned MSR portfolio and excludes loans acquired for sale at fair value

Aggregation and Securitization Segment Profitability and Key Metrics

($ in millions)

Aggregation and Securitization Segment Contribution to Pretax Income

	2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Net gains on loans acquired for sale	15	23	7	15	18	(14)%
Interest income	43	40	39	33	36	21%
Interest expense	(32)	(32)	(33)	(28)	(30)	7%

Net interest income (expense)	11	8	6	5	6	96%
Other income	2	2	3	3	3	(34)%
Net investment income	29	33	16	23	27	6%
Loan fulfillment expenses	5	6	7	6	6	(14)%
Professional services	9	11	11	7	6	45%
Safekeeping	0	0	0	0	0	N/M
Loan origination fees	0	0	0	1	1	N/M
Other expenses	3	0	0	0	0	N/M

Total expenses	17	17	17	14	13	33%
Pretax income (loss)	11	16	(1)	9	14	(19)%
Weighted average equity allocated	215	201	200	176	185	16%
Annualized ROE	21%	33%	(2)%	21%	30%	(9)%

May not sum due to rounding

Aggregation and Securitization Segment Key Metrics

	2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Interest Rate Locks (UPB)
Conventional Conforming	1,357	2,364	3,282	3,364	3,009	(55)%
Jumbo	1,239	1,107	700	1,036	529	134%
Non-QM	582	236	107	0	0	—

Total	3,177	3,706	4,088	4,399	3,539	(10)%
Acquisitions (UPB)
Conventional Conforming	1,371	2,062	2,903	2,786	2,740	(50)%
Jumbo	918	647	748	557	346	165%
Non-QM	276	88	32	0	0	—

Total	2,565	2,797	3,682	3,343	3,086	(17)%
PFSI loans acquired for inclusion in private label securitizations (UPB)	2,224	1,540	1,810	1,296	996	123%
Total UPB of loans acquired	4,789	4,336	5,493	4,639	4,082	17%

May not sum due to rounding

Corporate Segment Profitability

($ in millions)

	2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Interest income	3	3	2	2	2	19%
Interest expense	(2)	(2)	(1)	(1)	(1)	43%

Net interest income (expense)	0	1	1	1	1	(32)%
Other income	0	0	0	0	0	—
Net investment income	0	1	1	1	1	(32)%
Management fee expense	7	7	7	7	7	(1)%
Professional services	2	3	3	2	2	20%
Compensation	3	3	3	3	3	20%
Other expenses	2	2	2	3	3	(8)%

Total expenses	15	15	16	14	14	5%
Pretax loss	(15)	(14)	(15)	(13)	(14)	6%
Weighted average equity allocated	58	101	139	119	140	(59)%
Annualized ROE(1)	(3)%	(3)%	(3)%	(3)%	(3)%	—

May not sum due to rounding

(1)	Calculated as a percentage of total equity

Consolidated Balance Sheets

($ in millions)

	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	Y/Y
Assets
Cash	225	214	272	263	363	(38)%
Short-term investments	196	188	191	181	109	80%
Mortgage-backed securities at fair value	4,076	3,766	4,453	4,609	3,967	3%
Loans acquired for sale at fair value	3,195	2,350	2,699	2,421	2,616	22%
Loans at fair value	12,458	10,868	8,533	5,983	4,567	173%
Derivative assets	49	55	56	58	53	(7)%
Mortgage servicing rights	3,576	3,624	3,645	3,669	3,739	(4)%
Servicing advances	64	79	97	62	70	(9)%
Deposits securing credit risk transfer arrangements	948	970	1,009	1,033	1,065	(11)%
Other assets	306	390	393	246	253	21%

Total Assets	25,094	22,503	21,347	18,526	16,801	49%
Liabilities
Assets sold under agreements to repurchase	8,395	7,301	8,019	7,708	6,827	23%
Mortgage loan participation and sale agreements	—	—	—	—	8	N/M
Notes payable secured by credit risk transfer and mortgage servicing assets	2,481	2,397	2,258	2,249	2,666	(7)%
Asset-backed financing of a variable interest entity at fair value	11,359	9,904	7,789	5,440	4,176	172%
Unsecured senior notes	685	685	1,028	877	875	(22)%
Interest-only security payable at fair value	34	34	38	37	37	(6)%
Derivative and credit risk transfer strip liabilities at fair value	10	27	9	12	13	(24)%
Other liabilities	275	289	318	325	333	(17)%

Total Liabilities	23,240	20,636	19,460	16,646	14,935	56%
Shareholders’ Equity
Preferred shares of beneficial interest	541	541	541	541	541	—
Common shares of beneficial interest	1	1	1	1	1	0%
Additional paid-in capital	1,929	1,928	1,928	1,927	1,926	0%
Retained earnings (accumulated deficit)	(618)	(604)	(583)	(590)	(602)	3%

Total shareholders’ equity	1,853	1,867	1,887	1,879	1,866	(1)%

May not sum due to rounding

Capital and Liquidity

($ in millions)

	2Q26	1Q26	4Q25	3Q25	2Q25	Y/Y
Liquidity
Cash and short-term investments	421	402	462	445	471	(11)%
Amounts available to draw on facilities with collateral pledged	96	210	418	328	307	(69)%

Total liquidity	517	611	880	772	778	(34)%
Capital
Total equity	1,853	1,867	1,887	1,879	1,866	(1)%
Assets sold under agreements to repurchase	8,395	7,301	8,019	7,708	6,827	23%
Mortgage loan participation and sale agreements	0	0	0	0	8	N/M

Total funding debt	8,395	7,301	8,019	7,708	6,835	23%
Notes payable secured by CRT arrangements and MSRs	2,481	2,397	2,258	2,249	2,666	(7)%
Unsecured debt	685	685	1,028	877	875	(22)%

Total non-funding debt	3,166	3,081	3,286	3,125	3,541	(11)%
Total debt outstanding	22,955	20,319	19,132	16,309	14,589	57%
Total debt outstanding excluding non-recourse debt	11,562	10,382	11,305	10,833	10,377	11%
Total assets	25,094	22,503	21,347	18,526	16,801	49%
(-) Adjustments for VIE financing	11,398	9,942	7,833	5,485	4,223	170%

Adjusted assets	13,695	12,561	13,514	13,040	12,578	9%
Capital Ratios
Total debt / equity	12.4x	10.9x	10.1x	8.7x	7.8x	4.6x
Total debt excluding non-recourse debt / equity	6.2x	5.6x	6.0x	5.8x	5.6x	0.7x
Total equity / adjusted assets	13.5%	14.9%	14.0%	14.4%	14.8%	(1.3)%

May not sum due to rounding